EXHIBIT 10.4

                               EXCHANGE AGREEMENT

BETWEEN:

1.       Cleopatra's Palace Resorts and Casinos Limited
         ("CPR&C")

         and

2.       NuOasis International Inc.
         (the "Company").

         Whereas, the Company owns Thirty Thousand (30,000) shares of Cleopatra's World Inc., a corporation organized under the laws of the British Virgin Islands contained in certificates, copies of which are annexed hereto on Schedule "1" (the "CWI Shares"); and,

         Whereas, the Company owns Seventy Thousand (70,00) shares of Cleopatra Hammamet Limited, a Tunisian corporation, contained in certificates, copies of which are annexed hereto on Schedule "2" (the "CHL Shares"); and,

         Whereas, the Company owns, or has the right to acquire One Hundred Thousand (100,000) shares of Cleopatra Hammamet Limited, a Tunisian corporation (the "CHL Shares"); and,

         Whereas, CPR&C wishes to acquire the CWI Shares and the CHL Shares in exchange for newly issued shares of 1.00 pound srerling par value shares of CPR&C.

         In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, CPR&C and the Company agree as follows:

1.0 On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the Company agrees to the exchange of the CHL Shares and the CWI Shares for Eleven Million Five Hundred Thousand (11,500,000) shares of CPR&C 1.00 pound sterling par value ordinary shares (the "CPR Shares").

2.0 The closing of the exchange contemplated by this Agreement (the "Closing") shall occur upon the transfer of the CWI Shares to CPR&C (the "Transfer Date"), but shall not be later than 30 September 1998. At the Closing, CPR&C shall deliver the CWI Shares and the CHL Shares to the Company and the Company shall issue and deliver the CPR Shares to CPR&C. Notwithstanding the date of Closing, the Effective Date shall be 1 July 1998.

3.0 The parties agree to select a mutually agreeable third party to act as escrowholder ("Escrowholder") and to effect the exchange transaction contemplated through such Escrowholder, through which the parties will deliver the CWI Shares, the CHL Shares and the CPR Shares.

4.0      The Company hereby represents and warrants to CPR&C that:

         4.1 The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of the Bahamas, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a binding, and enforceable obligation of the Company;

         4.2 No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Company in connection with the execution, delivery, or performance of this Agreement, or if required, the Company has or will obtain same prior to Closing;

         4.3 The Company is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any local, state or U.S. government, or any department, board, body or agency thereof, which could result in a claim against the CWI Shares or the CHL Shares;

         4.4 This Agreement has been duly executed by the Company, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which the Company is a party or to which the Company is subject.

5.0 All obligations of CPR&C under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         5.1 CPR&C shall have issued and delivered the CPR Shares to the Escrowholder.

         5.2 The Company shall have taken all action necessary to assign and deliver the CWI Shares and the CHL Shares to Escrowholder.

         5.3 All instruments and documents delivered to CPR&C and the Company pursuant to the provisions of this Agreement shall be satisfactory to CPR&C and the Company and their legal counsel.

6.0 CPR&C and the Company each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to exchange the CWI Shares and the CHL Shares for the CPR Shares.

         5.1 The officers of CPR&C and the Company executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

         5.2 Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

         To the Company:     Cleopatra's Palace Resorts and Casinos Limited
                             21 Alymer Parade, Alymer Road
                             London  N2 OPE
                             Telephone:        +181 340 4646
                             Facsimile:        +181 340 6100

         To the Company:     NuOasis Resorts Inc.
                             4001 So. Decatur Blvd., Suite
                             Las Vegas, Nevada

         With copy to:       NuOasis International Inc.
                             43 Elizabeth Avenue, Box N-8680
                             Nassau, Bahamas
                             Telephone:        (809) 356-2903
                             Facsimile:        (809) 326-8434

         or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

9.0 This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

10.0 If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

11.0 None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

12.0 This Agreement has been negotiated and is being contracted for outside of England shall be governed by the laws of England, notwithstanding any conflict-of-law provision to the contrary.

13.0 If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

14.0 Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

15.0 At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the CWI Shares, the CHL Shares and the CPR Shares to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

16.0 Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as
         a waiver of the    same or any other default then,  theretofore, or
         thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

17.0 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

18.0 A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

SIGNED AS A DEED FOR AND ON BEHALF OF
Cleopatra's Palace Resorts and Casinos Limited


By:       /s/      James Ward
               Authorised signature(s)

Effective the 1st day of July, 1998

SIGNED AS A DEED FOR AND ON BEHALF OF
NuOasis International Inc.


By:       /s/      Fred G. Luke
               Authorised signature(s)

Effective the 1st day of July, 1998